CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 14, 2013 relating to the financial statements and financial highlights which appears in the December 31, 2012 Annual Report to Shareholders of certain Russell Investment Company Funds (refer to Appendix I for those funds covered under this consent), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Experts,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, WA

April 24, 2013

Appendix I

Appendix I

2017 Retirement Distribution Fund - A Shares
2017 Retirement Distribution Fund - S Shares

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